                       Securities and Exchange Commission

                             Washington, D.C. 20549



                                   Form 8-K/A

                                 Amendment No. 2

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported) December 27, 1997

                              CN Biosciences, Inc.
             (Exact name of registrant as specified in its charter)

Delaware                        000-21281                  33-0509785
(State or other                 (Commission                (IRS Employer
jurisdiction of                 File Number)               Identification No.)
incorporation)


                 10394 Pacific Center Court, San Diego, CA 92121
               (Address of principal executive offices) (Zip Code)

       Registrant's Telephone Number, including area code: (619) 450-5500



                                       N/A
          (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.

Effective as of December 27, 1997, CN Biosciences, Inc. (the "Registrant") acquired all of the outstanding capital stock of Pel-Freez, Inc., an Arkansas corporation ("Pel-Freez"), and all of the outstanding capital stock of Pel-Freez's subsidiary Novagen, Inc., an Arkansas corporation ("Novagen"), pursuant to a Stock Purchase Agreement, dated as of November 25, 1997, by and among the Registrant, as Buyer, David W. Dubbell, Dennis Almond, Corrine Fetherston, Lisa Johnson, Robert Mierendorf, Warren Kroeker, Barbara Morris, Robert Novy and Tom Van Oosbree, as Sellers, and Pel-Freez for $10,500,000 cash. On January 2, 1998, the Registrant paid the purchase price from cash on hand. The purchase price was determined through arm's length negotiation between the Registrant and the Sellers. Subsequent to the closing of the acquisition of Pel-Freez and Novagen by the Registrant, Pel-Freez's Articles of Incorporation were amended to change its name to Novagen Holdings, Inc.

Item 7.  Financial Statements and Exhibits.

(a)     Financial statements of business acquired.

Report of Coopers & Lybrand, L.L.P., Independent Accountants

Consolidated Balance Sheet of Novagen Holdings, Inc. (formerly Pel-Freez, Inc.) as of December 27, 1997

Consolidated Statement of Income of Novagen Holdings, Inc. (formerly Pel-Freez, Inc.) for the Year Ended December 27, 1997

Consolidated Statement of Stockholder's Equity of Novagen Holdings, Inc. (formerly Pel-Freez, Inc.) for the Year Ended December 27, 1997

Consolidated Statement of Cash Flows of Novagen Holdings, Inc. (formerly Pel-Freez, Inc.) for the Year Ended December 27, 1997

Notes to Consolidated Financial Statements

(b)     Pro forma financial information.

Pro Forma Condensed Combined Balance Sheet as of December 31, 1997 (unaudited)

Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 1997 (unaudited)

Notes to the Unaudited Condensed Combined Pro Forma Financial Information

(c)     Exhibits.

Exhibit No.            Description

2(b) Stock Purchase Agreement, dated as of November 25, 1997, by and among CN Biosciences, Inc., as Buyer, David W. Dubbell, Dennis Almond, Corrine Fetherston, Lisa Johnson, Robert Mierendorf, Warren Kroeker, Barbara Morris, Robert Novy and Tom Van Oosbree, as Sellers, and Pel-Freez, Inc.*

23(a)                  Consent of Coopers & Lybrand, L.L.P.


----------
*Incorporated by reference to Amendment No. 1 to this Current Report on Form
 8-K, filed by the Registrant on February 3, 1998.

Item 7(a) Financial statements of business acquired.

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors

Pel-Freez, Inc.

        We have audited the accompanying consolidated balance sheet of Pel-Freez, Inc. and Subsidiary (the "Company") as of December 27, 1997 and the related consolidated statement of income, stockholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Pel-Freez, Inc. and Subsidiary as of December 27, 1997, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

        As discussed in Note 1, on January 1, 1998, the Company was restructured, resulting in a change in reporting entity, which has been reflected in the accompanying financial statements.



COOPERS & LYBRAND L.L.P.

Tulsa, Oklahoma

February 19, 1998

                                 PEL-FREEZ, INC.

                           CONSOLIDATED BALANCE SHEET

                                December 27, 1997


                                    ASSETS
   Current assets:
       Cash                                                          $64,702
       Accounts receivable                                           512,994
       Capital contribution receivable                               107,700
       Income tax receivable                                         650,000
       Inventories                                                   598,664
       Prepaid expenses and other assets                              81,632
       Deferred income taxes                                         128,895
                                                           ------------------
   Total current assets                                            2,144,587
                                                           ------------------
   Property and equipment, net                                       469,430
                                                           ------------------
   Deferred income taxes and other assets                             71,162
                                                           ------------------
   Total assets                                                   $2,685,179
                                                           ------------------

                     LIABILITIES AND STOCKHOLDER'S EQUITY
   Current liabilities:
       Accounts payable                                              443,025
       Accrued liabilities                                           601,786
       Payable to shareholder                                        650,000
                                                           ------------------
   Total current liabilities                                       1,694,811
                                                           ------------------
   Other liabilities                                                 250,000
   Payable to affiliate                                               99,226
   Minority interest                                                  64,762
   Commitments (Note 5)
   Stockholder's equity:
       Common stock, $.01 par value; authorized                        4,272
       1,000,000 shares; issued and outstanding 427,200
       shares
   Retained earnings                                                 572,108
                                                           ------------------
                                                                     576,380
                                                           ------------------
   Total liabilities and stockholders' equity                      2,685,179
                                                           ==================



                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                                 PEL-FREEZ, INC.

                        CONSOLIDATED STATEMENT OF INCOME

                      For the Year Ended December 27, 1997





    Net sales                                                 $ 4,213,932
    Cost of sales                                               1,163,068
                                                              -----------
    Gross profit                                                3,050,864
                                                              -----------
    Operating expenses:
       Selling                                                  1,078,131
       Research and development                                   418,801
       General and administrative
                                                                1,519,632
                                                              -----------
                                                                3,016,564
                                                              -----------
     Income from operations                                        34,300
                                                              -----------
       Other income (expense):
       Interest income                                                 21
       Interest expense                                           (22,720)
       Other                                                     (517,239)
                                                              -----------
                                                                 (539,938)
                                                              -----------
       Income before income taxes and minority interest          (505,638)
     Income tax benefit                                           212,578
     Minority interest                                             27,875
                                                              -----------
     Net loss                                                 $  (265,185)
                                                              -----------


                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                                 PEL-FREEZ, INC.



                 CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY



                      For the Year Ended December 27, 1997





                                                 Common Stock              Retained
                                           Shares           Amount         Earnings         Total
                                         -----------     -----------     -----------     -----------
    Balance, December 28,
       1996, as previously
       reported                              480,000     $     4,800     $ 4,721,050     $ 4,725,850


       Adjustment for change in
       reporting entity and
       recording of minority interest        (52,800)    $      (528)     (4,053,457)     (4,053,985)
                                         -----------     -----------     -----------     -----------

       Balance, December 28,
       1996, as restated                     427,200     $     4,272         667,593         671,865

       Capital contribution                     --              --           169,700         169,700

       Net loss                                 --              --          (265,185)       (265,185)
                                         -----------     -----------     -----------     -----------

    Balance, December 27,
       1997                                  427,200     $     4,272     $   572,108     $   576,380
                                         ===========     ===========     ===========     ===========



                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                                 PEL-FREEZ, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                      For the Year Ended December 27, 1997

         Cash flows from operating activities:
             Net loss                                          $(265,185)
             Adjustments to reconcile net loss to net cash
               provided by operating activities:
                   Depreciation                                  146,409
                   Loss on sale of equipment                         141
                   Minority interest                             (27,875)
                   Other non-cash expenses                       117,098
                   Deferred income taxes                        (241,675)
             Changes in:
               Accounts receivable                               (42,222)
               Inventories                                      (154,111)
               Prepaid expenses and other assets                 (30,632)
               Accounts payable and accrued expenses             573,350
               Other liabilities                                 250,000
               Payable to affiliate                             (221,389)
                                                               ---------

             Net cash provided by operating activities           103,909
                                                               ---------

          Cash flows from investing activities:
             Purchase of property and equipment                  (51,863)
                                                               ---------

          Cash flows from financing activities:
             Purchase and retirement of stock of subsidiary       (7,500)
                                                               ---------

          Increase (decrease) in cash                             44,546

          Cash, beginning of year                                 20,156
                                                               ---------

          Cash, end of year                                    $  64,702
                                                               =========

    Non-cash activity:

          Receivable for capital contribution                  $ 107,700
                                                               ---------
          Property and equipment acquired from affiliates      $  70,558
                                                               =========



                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                                 PEL-FREEZ, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.      RESTRUCTURING

                Prior to the restructuring described below the consolidated financial statements of Pel-Freez, Inc. ("Pel-Freez") (a holding company) included the financial position and results of operations of an 90%-owned subsidiary, Novagen, Inc. ("Novagen"), and the wholly-owned subsidiaries Tri-State Industrials, Inc. ("Tri-State") and Pel-Freez Rabbit Meat, Inc. ("PFRM"). On January 1, 1998, the stockholder of Pel-Freez effected a restructuring whereby Pel-Freez acquired from its sole stockholder 52,800 shares of its common stock in exchange for all of the issued and outstanding common stock of Tri-State, thus establishing two companies under common control. Immediately prior to the redemption transaction, Pel-Freez contributed all of the issued and outstanding common stock of PFRM to Tri-State, which resulted in PFRM becoming a wholly-owned subsidiary of Tri-State. Novagen and Tri-State/PFRM are in dissimilar businesses. Novagen is involved in the research and development, manufacture and marketing of integrated protein expression systems and reagents whose customers are primarily involved in research and biotechnology. PFRM is a food processing company specializing in rabbit meat processing and rabbit bi-products. There are nominal sales between Novagen and PFRM. Novagen and Tri-State/PFRM have been managed and financed historically as if they were autonomous, including a separate management team, sales, accounting and administrative staff. They have no common facilities and only share limited corporate level costs. The two companies will continue to be operated and financed autonomously after the restructuring and will not have material financial commitments, guarantees or contingent liabilities to each other after the restructuring. For financial reporting purposes, the redemption transaction was effectively a reorganization of entities under common control and has been reflected as a change in reporting entity. Accordingly, the 1997 consolidated financial statements include only the accounts of Pel-Freez and Novagen and give affect to the restructuring as if it had occurred on December 28, 1996. In connection with the restructuring, the outstanding long-term debt, certain other liabilities and notes receivable from officers were effectively assigned to PFRM, which subsequently extinguished substantially all of the debt. Retained earnings at December 28, 1996, have also been reduced by $83,000 to reflect the recording of the minority interest which had not previously been recorded.

                Effective December 27, 1997, the sole shareholder sold all of the issued and outstanding common stock of Pel-Freez to CN Biosciences, Inc. ("CNB").

2.      NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of Pel-Freez and its 90%-owned subsidiary, Novagen (collectively, the "Company").

2.      NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING

        NATURE OF OPERATIONS - Novagen, Inc. is involved in the research and development, manufacturing and marketing of integrated protein expression systems and reagents. Novagen, Inc. extends credit to worldwide customers who are in the following fields: biotechnological reagents and kits, biotechnological medical and life science research and pharmaceuticals.

        USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        FISCAL YEAR - The Company's fiscal year ends on the Saturday closest to December 31. The year ended December 27, 1997 consists of 52 weeks.

        CASH EQUIVALENTS - The Company considers all highly liquid debt instruments, with a maturity of three months or less when purchased, to be cash equivalents.

        INVENTORIES - Inventories are stated at the lower of cost or market. The Company uses standard costing procedures which approximate the first-in, first-out inventory method.

        PROPERTY AND EQUIPMENT - Property and equipment are carried at cost and are depreciated over their estimated useful lives (from 5 to 7 years) using the straight-line method.

        RESEARCH AND DEVELOPMENT COSTS - Expenditures relating to the development of new processes and the advancement of medical testing are expensed as incurred.

        INCOME TAXES - The Company follows Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 requires the measurement of deferred tax assets for deductible temporary differences and operating loss carryforwards, and of deferred tax liabilities for taxable temporary differences. Measurement of current and deferred tax liabilities and assets is based on provisions of enacted tax law; the effects of future changes in tax laws or rates are not included in the measurement. Valuation allowances are established when necessary to reduce deferred tax

2.      NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING
        POLICIES, Continued

        assets to the amount expected to be realized. Income tax expense (benefit) is the tax payable (receivable) for the period and the change during the period in deferred tax assets and liabilities.

3.      INVENTORIES

               Inventories consist of the following at December 27, 1997:

                    Raw materials           $240,265
                    Finished goods           358,399
                                            --------

                                            $598,664
                                            ========

4.  PROPERTY AND EQUIPMENT



               Property and equipment consist of the following at December 27, 1997:

                    Buildings and leasehold improvements          $  147,355
                    Machinery and equipment                          708,151
                    Furniture and fixtures                           335,678
                                                                  ----------

                                                                   1,191,184

                    Less accumulated depreciation                    721,754
                                                                  ----------

                                                                  $  469,430
                                                                  ==========

5.      OPERATING LEASES

               Noncancelable operating leases for a laboratory and certain production and administration facilities expire in various years through 2001. Rent expense for the year ended December 27, 1997, approximated $272,424.

               Future minimum lease payments at December 27, 1997 were:

                    1998                         $  214,050
                    1999                            222,612
                    2000                            231,516
                    2001                            220,712
                                                 ----------
                                                 $  888,890
                                                 ==========

6.      INCOME TAXES

               The Company files a consolidated federal income tax return which includes Novagen, Tri-State and PFRM. As a result of the consolidated group incurring a pre-tax loss in 1997, Pel-Freez has recorded an income tax receivable, resulting from the carryback of the loss . In accordance with the terms of the stock purchase agreement between the stockholder and CNB, the income tax refund, when received by Pel-Freez, will be distributed to the stockholder.

               The provision for income taxes includes these components at December 27, 1997:

                    Current income taxes             $  29,097
                    Deferred income benefit           (241,675)
                                                     ---------
                                                     $(212,578)
                                                     =========


        The tax effects of temporary differences related to deferred taxes shown on the balance sheets were:


                    Deferred tax asset - current:
                      Inventory overhead cost capitalized for
                      tax purposes                                     $  16,819
                      Accrued compensated absences                         8,897
                      Accrued pension liability                            5,144
                      Accrued litigation settlement                       98,035
                                                                       ---------

                      Deferred tax asset - current                     $ 128,895
                                                                       =========

                    Deferred tax asset - noncurrent:
                      Accrued litigation settlement                    $  98,035
                      Accumulated depreciation
                                                                         (47,601)
                                                                       ---------

                      Deferred tax asset - noncurrent                  $  50,434
                                                                       =========


A reconciliation of income tax expense at the statutory rate to the Company's actual income tax expense at December 27, 1997:



                    Computed at the statutory rate (34%)               $(171,917)
                    Increase (decrease) resulting from:
                      Research and development tax credit                (23,995)
                      State income taxes - net of federal tax
                                                                         (26,364)
                      Other                                                9,698
                                                                       ---------

                    Actual tax benefit                                 $(212,578)
                                                                       =========

7.      PENSION AND PROFIT SHARING PLANS

        PENSION PLAN - Through fiscal year 1997, the Company was the sponsor of a defined benefit pension plan covering substantially all employees. On January 1, 1998, the plan sponsorship and all of the related obligations were transferred to PFRM. Effective December 27, 1997, and concurrent with the transfer of plan sponsorship, the future benefits of all employees of the Company were frozen, as the Company will no longer participate in this defined benefit plan. For 1997, the Company accrued approximately $13,000 for this pension liability, which has been recorded as a payable to affiliate.

        PROFIT SHARING PLAN - The Company has a defined contribution retirement plan, established under the regulations of Internal Revenue Code Section 401(k), covering substantially all employees. The Company contributes an amount equal to 50% of the first 6% of elective deferrals made by employees. In addition, the Company may contribute additional amounts, as determined by the Board of Directors, not to exceed the maximum amount deductible for income tax purposes. Participants vest in Company contributions over a period from 2 to 6 years of service. Contributions to the Plan were approximately $27,000 for the year ended December 27, 1997. As part of the reorganization of the Company, plan sponsorship for the profit sharing plan was assumed by PFRM.

8.      OTHER EMPLOYEE BENEFIT PLANS

               The Company had a stock option plan whereby ten percent of the presently authorized common shares were reserved for issuance upon exercise of options granted to certain employees. The Plan provided that the option price be no less than the estimated fair value of the stock at the date of grant. Options granted vested over five years and became exercisable immediately upon vesting. Options expired 15 years after the date of grant. Under the terms of the Company's Shareholders' Agreement, shareholders could not sell, exchange, assign or otherwise encumber any shares owned, except under certain circumstances. Additionally, the Company had right of first refusal to purchase any shares placed for sale at a price that approximated fair value. In connection with the restructuring, all outstanding options were terminated. In connection with the restructuring, the cost of terminating the options was recorded by PFRM for all option holders most of whom were employees of PFRM. The cost, net of related income taxes, of terminating options held by an employee of Novagen was recorded by Novagen as a capital contribution.

               The Company is self-insured through an affiliate for medical benefits provided to employees. The Company funds medical claims by periodic contributions, through payments to an affiliate, to a Voluntary Employee's Beneficiary Association Trust which approximates the liability for claims currently payable and incurred but not reported. The Company accrued $67,557 in 1997 for medical claims which are included in the payable to affiliate.

9.      SETTLEMENT OF LITIGATION

               In 1996, certain litigation was instituted against Novagen claiming patent infringement. On March 20, 1997, the court found that the claims related to the patents that covered Novagen's product were invalid and, accordingly management and legal counsel determined that it was remote that Novagen would incur any liability relating to this litigation. Upon appeal by the plaintiff, this verdict was reversed in 1997. In January 1998, Novagen entered into a settlement agreement with the plaintiff whereby it agreed to pay $500,000, which has been included in other expense and accrued liabilities in the accompanying financial statements.

Item 7(b) Pro forma financial information.


          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information has been prepared giving effect to the Company's acquisition of Novagen Holdings, Inc. ("Holdings"), and its subsidiary Novagen, Inc. ("Novagen"), as if the transaction had taken place at December 31, 1997 for the pro forma condensed combined balance sheet and January 1, 1997 for the pro forma condensed combined statement of operations.

The acquisition was accomplished through the purchase of all outstanding common stock of Holdings, which owned 90% of the outstanding common stock of Novagen, and the purchase of the remaining 10% of the outstanding common stock of Novagen, from their respective shareholders. Prior to its acquisition by the Company, Holdings operated two other businesses through separate subsidiaries. As a condition of the stock purchase agreement pursuant to which the Company acquired Holdings and Novagen, Holdings divested itself of these subsidiaries. Consequently, upon the consummation of the Company's acquisition of Holdings, its assets consisted only of its stock of Novagen and certain tax assets, while its liabilities consisted only of certain related tax liabilities.

The unaudited pro forma condensed combined financial information has been derived from the audited consolidated financial statements of the Company and Holdings and should be read in conjunction with such audited financial statements and the notes thereto. The pro forma financial information is not necessarily indicative of the results of operations or the financial position which would have been attained had the acquisition been consummated on either of the foregoing dates or that which may be attained in the future.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                DECEMBER 31, 1997
                                 (IN THOUSANDS)

ASSETS
                                                         CN                    PRO FORMA
                                                  BIOSCIENCES, INC.            ADJUSTMENTS                 COMBINED
                                                  -----------------         -----------------         -----------------
Current assets:
    Cash and cash equivalents                     $          15,646         $         (10,500)        $           5,146
    Short-term investments                                    2,046                      --                       2,046
    Accounts receivable                                       5,914                      --                       5,914
    Inventories                                              18,309                      --                      18,309
    Other current assets                                      2,800                      --                       2,800
                                                  -----------------         -----------------         -----------------
Total current assets                                         44,715                      --                      34,215

Property and equipment, net                                   4,528                      --                       4,528
Intangible assets, net                                       10,330                      --                      10,330
Other assets                                                    838                      --                         838
                                                  -----------------         -----------------         -----------------
Total assets                                      $          60,411         $         (10,500)        $          49,911
                                                  =================         =================         =================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable, trade                         $           2,505                      --           $           2,505
  Liability for purchase of
    business                                                 10,500                   (10,500)                     --
  Accrued expenses                                            3,898                      --                       3,898
  Other current liabilities                                     837                      --                         837
                                                  -----------------         -----------------         -----------------
Total current liabilities                                    17,740                   (10,500)                    7,240

Other liabilities                                               857                      --                         857
Deferred tax liabilities                                      2,708                      --                       2,708

Stockholders' equity:
  Preferred stock                                              --                        --                        --
  Common stock                                                   56                      --                          56
  Additional paid-in capital                                 42,481                      --                      42,481
  Accumulated deficit                                        (3,043)                     --                      (3,043)
  Foreign currency translation                                 (388)                     --                        (388)
                                                  -----------------         -----------------         -----------------
Total stockholders' equity                                   39,106                      --                      39,106
                                                  -----------------         -----------------         -----------------
Total liabilities and stockholders' equity        $          60,411         $         (10,500)        $          49,911
                                                  =================         =================         =================



  See accompanying notes.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                              CN            NOVAGEN
                                         BIOSCIENCES,       HOLDINGS,       PRO FORMA
                                             INC.             INC.         ADJUSTMENTS        COMBINED
                                         -----------      -----------      -----------      -----------
Sales                                    $    39,445      $     4,214      $      --        $    43,659
Cost of sales                                 17,883            1,163             --             19,046
                                         -----------      -----------      -----------      -----------
Gross profit                                  21,562            3,051             --             24,613
Operating expenses:
  Selling, general and
    administrative                            13,871            3,115             (354)          17,340
  Research and development                     2,567              419             --              2,986
  Write off of in-process technology           6,800             --              6,800             --
                                         -----------      -----------      -----------      -----------
Total operating expenses                      23,238            3,534            6,446           20,326
                                         -----------      -----------      -----------      -----------
Income (loss) from operations                 (1,676)            (483)           6,446            4,287
 Interest income (expense), net                  594              (23)            --                571
                                         -----------      -----------      -----------      -----------
Income (loss) before income taxes             (1,082)            (506)           6,446            4,858
Income tax expense (benefit)                  (1,898)             213             --             (1,685)
Minority interest                               --                 28              (28)            --
                                         -----------      -----------      -----------      -----------
Net income (loss)                        $    (2,980)     $      (265)     $     6,418      $     3,173
                                         ===========      ===========      ===========      ===========

  Net income (loss) per share:
     Basic                               $      (.55)     $      --        $      --        $       .58
                                         ===========      ===========      ===========      ===========
     Diluted                             $      (.55)     $      --        $      --        $       .55
                                         ===========      ===========      ===========      ===========

  Shares used in per share
    computations:
     Basic                                 5,436,000                                          5,436,000
                                         ===========                                        ===========
     Diluted                               5,436,000                                          5,737,000
                                         ===========                                        ===========

    See accompanying notes.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. On December 27, 1997, CN Biosciences, Inc. (the "Company") purchased all of the outstanding capital stock of Novagen, Inc., and its parent holding company Novagen Holdings, Inc., (formerly Pel Freez, Inc.)(hereinafter collectively "Holdings") in a transaction accounted for as a purchase. The $10.5 million purchase price was funded on January 2, 1998 from cash on hand. Accordingly, the Company's audited balance sheet as of December 31, 1997 already gives effect to the acquisition of Holdings except for the funding of the purchase price. The assets acquired include identified intangible assets and goodwill of $5.9 million with an assumed amortization period of approximately 17 years, and in process technology of $6.8 million which was written off effective with the purchase.

2. The pro forma condensed combined balance sheet has been adjusted to reflect the funding of the purchase price of $10.5 million in January 1998.

3. The pro forma condensed combined statement of operations combines the Company's historical results for the year ended December 31, 1997 with Holdings' historical results for the fiscal year ended December 27, 1997. The pro forma condensed combined statement of operations has been adjusted to reflect (a) additional amortization expense related to the intangible assets and goodwill acquired; (b) exclusion of the charge for the write off of in-process technology which was directly attributable to the transaction; and (c) exclusion of the minority interest in Holdings' net loss for the fiscal year ended December 27, 1997.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            CN Biosciences, Inc.

                                            By:  /s/ James G. Stewart
                                               ---------------------------------
                                                  James G. Stewart
                                                  Chief Financial Officer, Vice
                                                  President-Administration and
                                                  Secretary

Dated:  March 12, 1998

                                  EXHIBIT INDEX



Exhibit No.           Description
-----------           -----------

2(b) Stock Purchase Agreement, dated as of November 25, 1997, by and among CN Biosciences, Inc., as Buyer, David W. Dubbell, Dennis Almond, Corrine Fetherston, Lisa Johnson, Robert Mierendorf, Warren Kroeker, Barbara Morris, Robert Novy and Tom Van Oosbree, as Sellers, and Pel-Freez, Inc.*

23(a)                 Consent of Coopers & Lybrand, L.L.P.


----------

*Incorporated by reference to Amendment No. 1 to this Current Report on Form
 8-K, filed by the Registrant on February 3, 1998.